EXHIBIT 21

                  Subsidiaries of Bremer Financial Corporation

   Name of Subsidiaries and State or Other Jurisdiction of Incorporation as of
                                March 30, 2001:

State of Minnesota:

         Bremer Business Finance Corporation
         Bremer Financial Services, Inc.
         Bremer Insurance Agencies, Inc.
         Bremer Trust, National Association

State of Arizona:

         Bremer First American Life Insurance Company

United States (National Bank Act):

         Bremer Bank, National Association (Alexandria, MN)
         Bremer Bank, National Association (Brainerd, MN)
         Bremer Bank, National Association (Grand Forks, ND)
         Bremer Bank, National Association (International Falls, MN) Bremer Bank, National Association (Marshall, MN)
         Bremer Bank, National Association (Menomonie, WI)
         Bremer Bank, National Association (Minot, ND)
         Bremer Bank, National Association (Moorhead, MN)
         Bremer Bank, National Association (St. Cloud, MN)
         Bremer Bank, National Association (South Saint Paul, MN)
         Bremer Bank, National Association (Willmar, MN)